Exhibit 99.1


                                                           FOR IMMEDIATE RELEASE

                                                                   June 24, 2002


Market America, Inc.                            Contact:
1302 Pleasant Ridge Road                        Martin L. Weissman
Greensboro, NC 27409-9326                       Executive Vice President
Phone: (336) 605-0040  Fax: (336) 605-0041      (336) 478-4051
www.marketamerica.com

        MARKET AMERICA, INC. BOARD ANNOUNCES FOURTH QUARTER EARNINGS AND
            SETS DATE FOR SHAREHOLDERS TO CONSIDER MANAGEMENT BUYOUT

Greensboro, NC -- Market America, Inc. (OTC Bulletin Board: MARK), an innovative product brokerage and Internet marketing company specializing in One-to-One Marketing and Mass Customization, announced today the results for the fiscal year and fiscal quarter ended April 30, 2002, as discussed below. Market America also announced today that it had set July 22, 2002 as the date for a shareholders' meeting to consider a previously announced management buyout transaction. The record date for that meeting, to be held at the company's offices in Greensboro, North Carolina, is June 4, 2002.

Sales revenue increased for the ninth consecutive year. For the years ended April 30, 2002 and 2001, sales were $159.3 and $138.5 million, respectively. This represents a $20.8 million (15.0%) sales growth from 2001 to 2002. The 15-percent sales growth in the year ended April 30, 2002 can be attributed to sales of both new and continuing products in the nutritional supplement category.

Salary expense was $11.1 million in the year ended April 30, 2002, compared to $8.5 million in the year ended April 30, 2001. As a percentage of sales, salary expense was 7.0% and 6.2% for the years ended April 30, 2002 and 2001. The increase in the year ended April 30, 2002 has been a result of a commitment by management to improve human resources within Market America to better serve the needs of Market America's distributors. Bonus expense for the year ended April 30, 2002 was approximately $700,000 higher than for the previous year due to the accrual of bonuses for the 2002 calendar year under the new calendar-year based bonus plan established in the fourth quarter of the year ended April 30, 2002.

Market America's effective income tax rate was 39.0% in the year ended April 30, 2002 compared to 31.1% in the year ended April 30, 2001. The effective income tax rate was lower for the year ended April 30, 2001 as a result of the amendment of prior years' state income tax returns. In 2001, Market America amended the returns due to a change in its multi-state income allocation methodology and claimed refunds totaling $3,477,237.

The following table presents Market America's financial statement data for the year ended April 30, 2002 alongside Market America's financial statement data for the year ended April 30, 2001.


                                                                  Year ended
                                                 April 30, 2002               April 30, 2001
                                           -------------------------   --------------------------

   Sales                                           $ 159,312,371               $138,513,706
   Cost of Sales                                      40,413,286                 36,405,439
                                           -------------------------   --------------------------
                              GROSS PROFIT           118,899,085                102,108,267

   Selling Expenses:
         Commissions                                  66,028,826                 59,300,200

   General and Administrative
        Expenses:

         Salaries                                     11,100,704                  8,522,042
         Consulting                                      261,599                    640,713
         Rents                                         1,270,644                  1,193,551
         Depreciation and
              Amortization                             1,401,685                    937,208
         Other expenses                                8,009,536                  6,678,166
                                           -------------------------   --------------------------
                                                      22,044,168                 17,971,680
                                           -------------------------   --------------------------

                    INCOME FROM OPERATIONS            30,826,091                 24,836,387

   Other Income (Expense)
         Interest income                               1,867,113                  3,366,261
         Interest expense                               (211,206)                  (173,397)
         Dividend income                                  25,934                     29,137
         Realized gain on available-
              for-sale securities                        186,633                    686,260
         Miscellaneous income                            463,176                    581,493
                                           -------------------------   --------------------------
                                                       2,331,650                  4,489,754
                                           -------------------------   --------------------------

                       INCOME BEFORE TAXES            33,157,741                 29,326,141

Income Taxes                                          12,931,889                  9,113,747
                                           -------------------------   --------------------------

                                NET INCOME          $ 20,225,852               $ 20,212,394
                                           =========================   ==========================

Basic earnings per common share                        $    1.04                  $    1.04
                                           =========================   ==========================
Weighted average number of
     shares outstanding                               19,420,000                 19,428,356
                                           =========================   ==========================

Market America's sales continued to grow during the three month periods ended April 30, 2002. Net sales increased 19.2% to $44.2 million from $37.1 million for the quarter ended April 30, 2002 compared to the same period in 2001. Net sales increased by 15.0% to $159.3 million from $138.5 million for the year ended April 30, 2002 compared to 2001. The company reported net income of $5.1 million for the fourth quarter of 2002 compared to $6.6 million for the fourth quarter of 2001, a decrease of 22.0%. Earnings per share were $0.27 in the fourth quarter of 2002 compared to $0.34 in the fourth quarter of 2001. The decrease in net income and earnings per share was primarily due to a lower effective income tax rate during the fiscal 2001 period as a result of the amendment of several prior year state income tax returns claiming refunds due to a change in Market America's multi-state income allocation methodology.

The following table summarizes Market America's financial statement data for the three month period ended April 30, 2002 alongside Market America's financial statement data for the three month period ended April 30, 2001.

                                                           Three month period ended
                                                 April 30, 2002               April 30, 2001
                                           -------------------------   --------------------------
                                                   (unaudited)                 (unaudited)

   Sales                                             $44,221,606                $37,097,357
   Cost of Sales                                      11,120,329                  9,835,303
                                           -------------------------   --------------------------
                              GROSS PROFIT            33,101,277                 27,262,054

   Selling Expenses:
         Commissions                                  17,053,326                 14,766,815

   General and Administrative
        Expenses:

         Salaries                                      4,544,777                  3,350,741
         Consulting                                       99,334                     73,845
         Rents                                           358,201                    279,114
         Depreciation and
             Amortization                                355,999                    252,837
         Other Expenses                                2,402,474                  1,737,424
                                           -------------------------   --------------------------
                                                       7,760,785                  5,693,961
                                           -------------------------   --------------------------

                    INCOME FROM OPERATIONS             8,287,166                  6,801,278

   Other Income (Expense)
         Interest income                                 334,071                  1,244,541
         Interest expense                                (32,527)                   (56,559)
         Dividend income                                   1,128                     27,694
         Realized gain on available-
             for-sale securities                          13,635                     79,653
         Miscellaneous income                             90,506                    119,870
                                           -------------------------   --------------------------
                                                         406,813                  1,415,199
                                           -------------------------   --------------------------

                       INCOME BEFORE TAXES             8,693,979                  8,216,477

Income Taxes                                           3,545,001                  1,611,688
                                           -------------------------   --------------------------

                                NET INCOME            $5,148,978                 $6,604,789
                                           =========================   ==========================

Basic earnings per common share                            $0.27                      $0.34
                                           =========================   ==========================
Weighted average number of
    shares outstanding                                19,420,000                 19,420,000
                                           =========================   ==========================

The following table presents Market America's summary balance sheet at April 30, 2002 alongside Market America's summary balance sheet at April 30, 2001.

                                                At April 30, 2002        At April 30, 2001
                                             --------------------------------------------------

     Working Capital                                    $  77,262,311            $  59,501,154
     Inventories                                            4,158,045                3,296,701
     Total Assets                                         112,861,625               92,433,090
     Long-Term Debt                                         1,845,422                1,955,346
     Shareholders' Equity                                  96,306,796               76,100,087
     Return on Shareholders' Equity (1)                         23.5%                    30.5%

-------------------
(1) Net Income divided by average shareholders' equity


Market America markets a wide range of consumer-oriented products and services through a network of over 85,000 Independent Distributors and UnFranchise(R) Owners in the United States, Canada, Puerto Rico, Guam and the Bahamas, with current expansion into Australia. These Independent Distributors build personalized customer relations through One-to-One Marketing and manage a portfolio of Preferred Customers that purchase products and supply data used to create mass customized products. Through their Custom Web Portal, Distributors service their customers and provide a conduit to market-driven products. Market America is changing the face of business, one customer at a time.


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